UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2011

SILGAN HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22117	06-1269834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Landmark Square, Stamford, Connecticut	06901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 975-7110

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On July 28, 2011, we and certain of our wholly owned subsidiaries completed the refinancing of our previous senior secured credit facility by entering into a new senior secured credit facility with Deutsche Bank AG New York Branch, as Administrative Agent, Deutsche Bank AG, Canada Branch, as Canadian Sub-Agent, Deutsche Bank AG New York Branch, as U.K. Sub-Agent, Bank of America, N.A., as Syndication Agent, Citigroup Global Markets Inc. and Wells Fargo Bank, N.A., as Co-Documentation Agents, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Book Managers, and various lenders.

All amounts owing under our previous senior secured credit facility, dated as of July 7, 2010, were repaid on July 28, 2011 with proceeds from loans under the new credit facility. Following the repayment of all amounts owing under our previous senior secured credit facility, such credit facility was terminated. As a result of this refinancing, we expect to record a charge of approximately $1.0 million, or $0.01 per diluted share, for the loss on early extinguishment of debt.

The Available Credit Facility

Our new credit facility provides us with (i) U.S. $520 million of term loans designated U.S. A term loans (the “U.S. Term Loans”), (ii) Cdn. $81 million of term loans designated Canadian A term loans (the “Canadian Term Loans”), and (iii) €335 million of term loans designated Euro A term loans (the “Euro Term Loans,” and collectively with the U.S. Term Loans and the Canadian Term Loans, the “Term Loans”). Additionally, the new credit facility provides us with a revolving loan facility for an aggregate of U.S. $790 million of revolving loans, letters of credit and swingline loans, which may be incurred in U.S. Dollars, Euros and Pounds Sterling (the “Multicurrency Revolving Loans”), subject to certain foreign currency sub-limits. The new credit facility also provides us with a Canadian revolving loan facility for an additional Cdn. $10 million of revolving loans in Canadian Dollars (the “Canadian Revolving Loans” and, together with the Multicurrency Revolving Loans, the “Revolving Loans”). The new credit facility also includes an uncommitted multicurrency incremental loan facility of U.S. $750 million.

The Revolving Loans generally may be borrowed, repaid and reborrowed from time to time until July 28, 2016 (or July 7, 2016, if our 7 1/4% Senior Notes due 2016 (the “Senior Notes”) have not been refinanced in full on or before July 7, 2016). Amounts repaid under the Term Loans may not be reborrowed.

Proceeds from Revolving Loans may be used for working capital and general corporate purposes (including acquisitions, dividends, stock repurchases and debt repayments). Up to U.S. $200 million of the Multicurrency Revolving Loans may be used for letters of credit, and up to U.S. $75 million of the Multicurrency Revolving Loans may be used to incur swingline loans.

The Term Loans mature on July 28, 2017 (or July 7, 2016, if the Senior Notes have not been refinanced in full on or before July 7, 2016) and are payable in installments as follows:

Date	U.S. Term Loans	Canadian Term Loans		Euro Term Loans
December 31, 2013	$78,000,000	Cdn. $	12,150,000	€50,250,000
December 31, 2014	$78,000,000	Cdn. $	12,150,000	€50,250,000
December 31, 2015	$104,000,000	Cdn. $	16,200,000	€67,000,000
December 31, 2016	$104,000,000	Cdn. $	16,200,000	€67,000,000
July 28, 2017	$156,000,000	Cdn. $	24,300,000	€100,500,000

The new credit facility also contains certain mandatory repayment provisions, including requirements to prepay loans with proceeds received from certain assets sales and under certain circumstances with 50% of our excess annual cash flow. The mandatory repayment provisions are no more restrictive in the aggregate than under our previous senior secured credit facility. Generally, mandatory repayments are applied pro rata to each of the Term Loans and applied first to the scheduled amortization payment which is due on December 31 of the year of such mandatory repayment (or if no such payment is due on December 31 of such year, to the payment due on December 31 of the immediately succeeding year or of the next succeeding year in which a payment is to be made) and, to the extent in excess thereof, pro rata to the remaining installments of each of the Term Loans. Voluntary prepayments of Term Loans may be applied to any tranche of Term Loans at our discretion and are applied to the scheduled amortization payments in direct order of maturity.

From time to time, we may offer (each, an “Extension Offer”) to all lenders of any tranche of Term Loans with a like maturity date or any tranche of Revolving Loans with a like maturity date, in each case on a pro rata basis and on the same terms to each such lender, to extend the maturity date of each such lender’s Term Loans or Revolving Loans and otherwise modify the terms of such tranche of Term Loans or such tranche of Revolving Loans pursuant to the terms of the relevant Extension Offer (including, without limitation, by changing the interest rate or fees payable in respect of such tranche and/or modifying the amortization schedule in respect of such lender’s Term Loans), and any extended loans shall constitute a separate tranche of loans from the tranche of Term Loans or Revolving Loans, as applicable, from which they were converted.

The U.S. $750 million uncommitted incremental loan facility provides, among other things, that any incremental loan borrowing shall:

•	be denominated in a single currency, either in U.S. Dollars, Euros, Pounds Sterling or Canadian Dollars;

•	be in a minimum aggregate amount for all lenders participating in a given tranche of at least U.S. $50 million;

•

have a maturity date no earlier than the maturity date for the Term Loans and a weighted average life to maturity of no less than the weighted average life to maturity of the applicable Term Loans; and

•

be used by us and certain of our foreign subsidiaries for working capital and other general corporate purposes, including to finance acquisitions and refinance any indebtedness assumed as a part of such acquisitions, to refinance or repurchase debt as permitted and to pay outstanding Revolving Loans and swingline loans.

As of July 28, 2011, the outstanding principal amounts of U.S. Term Loans, Canadian Term Loans, Euro Term Loans and Revolving Loans were U.S. $520 million, Cdn. $81 million, €335 million, and U.S. $75 million, respectively.

Interest and Fees

If the borrowings are made in U.S. Dollars, each of the Term Loans, Multicurrency Revolving Loans and, when committed, the incremental loans, at our election, may consist of loans designated as LIBOR loans or Base Rate loans. Each of the U.S. Dollar-denominated loans may be converted from a LIBOR loan to a Base Rate loan and vice versa. Interest on loans maintained as LIBOR loans denominated in U.S. Dollars accrues at the Reuters screen rate for LIBOR, divided by a percentage equal to 100% minus the then stated maximum rate of all reserve requirements applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D of the Federal Reserve System, plus the applicable margin. Interest on Base Rate loans accrues at the highest of (i) 1/2 of one percent in excess of the overnight Federal Funds Rate, (ii) the prime lending rate of the administrative agent and (iii) the Eurodollar Rate (as defined in the new credit facility) for an interest period of one month plus 1%, plus the applicable margin.

If the borrowings are made in Canadian Dollars, each of the Term Loans and Canadian Revolving Loans, at the applicable borrower’s election, may consist of loans designated as Canadian Prime Rate loans or B/A Rate loans. Each of the Canadian Dollar-denominated loans can be converted from a Canadian Prime Rate loan or B/A Rate loan and vice versa. Interest on Canadian Prime Rate Loans is the higher of (i) the Canadian prime rate applicable to loans and (ii) the arithmetic average of the applicable rate for Canadian Dollar banker’s acceptances having a term of 30 days plus 75 basis points per annum, plus the applicable margin. Interest on B/A Rate loans accrues at a rate that is the arithmetic average of the two lowest rates applicable to Canadian dollars banker’s acceptances having identical issues and comparable maturity dates as B/A Rate loans, plus the applicable margin.

Borrowings in Euros are designated as EURIBOR loans, and borrowings in Pounds Sterling are designated as LIBOR loans. Interest on EURIBOR loans accrues at the EURIBOR rate for loans having a similar interest period as on the relevant date of determination, plus the applicable margin. Interest on LIBOR loans denominated in Pounds Sterling accrues at the British Bankers Association Interest Settlement Rate for deposits in Pounds Sterling with comparable maturities to the applicable interest period, plus the applicable margin.

The interest rate period for LIBOR loans, B/A Rate loans and EURIBOR loans may be 1, 2, 3, 6 and, to the extent available, 12 months.

Until the date of the delivery of the financial statements in respect of our fiscal quarter ending September 30, 2011, the applicable margin for Term Loans and Revolving Loans shall be (i) with respect to Base Rate loans and Canadian Prime Rate loans, 0.75%, and (ii) with respect to LIBOR loans, B/A Rate loans and EURIBOR loans, 1.75%. After delivery of the financial statements in respect of our fiscal quarter ending September 30, 2011, the applicable margin for the Term Loans and Revolving Loans will be reset quarterly based on our leverage ratio.

The revolving borrowers have agreed to pay to the applicable lenders a commitment commission calculated initially as 0.375% per annum on the daily average unused portion of the lenders’ commitment in respect of the Revolving Loans until such commitment is terminated. The commitment commission rate ranges from 0.375% to 0.25% and is subject to change on a quarterly basis beginning after the delivery of our financial statements in respect of our fiscal quarter ending September 30, 2011 based upon our leverage ratio. Each of the revolving borrowers is also required to pay to the applicable lenders a letter of credit fee equal to the applicable margin in effect from time to time for Revolving Loans maintained as LIBOR loans, and to pay to the issuers of the letter of credit a facing fee equal to the greater of (x) $500 per annum and (y) 0.25% per annum to be paid to the issuer of the letter of credit for its own account, calculated on the aggregate stated amount of all letters of credit for the stated duration thereof. Additionally, in connection with the closing of the new credit facility, the agents and the lenders also received certain other fees.

Security and Guarantees

Under the terms of (i) a U.S. security agreement and a Canadian security agreement, (ii) a U.S. pledge agreement, and (iii) a U.S. borrowers/subsidiaries guaranty and a Canadian borrowers/subsidiaries guaranty, each of which were made in favor of the lenders, we and certain of our subsidiaries guarantee on a secured basis all of the obligations of the borrowers under the new credit facility and pledge substantially all of such entities’ respective assets and properties (excluding real property) as collateral to secure the obligations under the new credit facility, subject to limited exceptions.

Certain Covenants

The new credit facility contains certain financial and operating covenants that generally provide us with more flexibility in the aggregate than the covenants contained in our previous credit facility. Subject to certain exceptions as described in the new credit facility, the covenants limit, among other things, our ability to:

•	incur additional indebtedness;

•	create liens;

•	consolidate, merge or sell assets;

•	make certain advances, investments and loans;

•	enter into certain transactions with affiliates;

•	engage in any business other than the packaging business and related businesses;

•	pay dividends; and

•	repurchase stock.

The new credit facility requires the interest coverage ratio for any four consecutive fiscal quarters ended on the last day of a fiscal quarter to be at least 3.00:1.00, and the leverage ratio for any four consecutive fiscal quarters ended on the last day of a fiscal quarter to be no greater than 4.00:1.00.

Events of Default

The new credit facility contains certain customary provisions concerning events of default. Upon the occurrence and continuation of any such event of default under the new credit facility, the lenders are permitted, among other things, to accelerate the maturity of the Term Loans and the Revolving Loans and all other outstanding indebtedness under the facility and terminate their commitments to make any further Revolving Loans or to issue any letters of credit.

Certain of the lenders and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us and our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the new credit facility does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement filed as Exhibit 10.1 hereto.

Item 1.02.	Termination of a Material Definitive Agreement.

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference with respect to the termination of our previous senior secured credit facility.

Section 2—Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to the extent applicable.

Section 7—Regulation FD

Item 7.01.	Regulation FD Disclosure.

On July 28, 2011, we issued a press release announcing the completion of our new senior secured credit facility to refinance our previous senior secured credit facility and confirming our full year 2011 earnings estimate.

The information disclosed under Item 7.01 in this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of July 28, 2011, among Silgan Holdings Inc., Silgan Containers LLC, Silgan Plastics LLC, Silgan Containers Manufacturing Corporation, Silgan Can Company, Silgan Plastics Canada Inc., each other revolving borrower party thereto from time to time, each other incremental term loan borrower party thereto from time to time, various lenders party thereto from time to time, Deutsche Bank AG New York Branch, as Administrative Agent, Deutsche Bank AG, Canada Branch, as Canadian Sub-Agent, Deutsche Bank AG New York Branch, as U.K. Sub-Agent, Bank of America, N.A., as Syndication Agent, Citigroup Global Markets Inc. and Wells Fargo Bank, N.A., as Co-Documentation Agents, and Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Book Managers.

99.1	Press Release dated July 28, 2011 announcing the completion of our new senior secured credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/S/ FRANK W. HOGAN, III
Frank W. Hogan, III Senior Vice President, General Counsel and Secretary

Date: August 2, 2011

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Credit Agreement, dated as of July 28, 2011, among Silgan Holdings Inc., Silgan Containers LLC, Silgan Plastics LLC, Silgan Containers Manufacturing Corporation, Silgan Can Company, Silgan Plastics Canada Inc., each other revolving borrower party thereto from time to time, each other incremental term loan borrower party thereto from time to time, various lenders party thereto from time to time, Deutsche Bank AG New York Branch, as Administrative Agent, Deutsche Bank AG, Canada Branch, as Canadian Sub-Agent, Deutsche Bank AG New York Branch, as U.K. Sub-Agent, Bank of America, N.A., as Syndication Agent, Citigroup Global Markets Inc. and Wells Fargo Bank, N.A., as Co-Documentation Agents, and Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Book Managers.

99.1	Press Release dated July 28, 2011 announcing the completion of our new senior secured credit facility.